United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

GeoPharma, Inc.
(Exact name of registrant as specified in its charter)

FL	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, FL	33777
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (727) 544-8866

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 26, 2009, GeoPharma, Inc. (the "Company") entered into an agreement with Trident Biotech, Inc. ("Trident"). Under the terms of the agreement, Trident will purchase a majority stake in the Company's Ovarian Cancer business for a total of $2.5 million in cash and notes. The Company will maintain a forty percent ownership in the business.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

99.1 Press release issued January 26, 2009.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoPharma, Inc.
Date: January 27, 2009	/s/ MIHIR K. TANEJA Mihir K. Taneja Chief Executive Officer /s/ CAROL DORE-FALCONE Carol Dore-Falcone Senior Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release dated January 26, 2009